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                                                                  Exhibit 10.16

                                      AGREEMENT


    This Agreement made and entered into as of 15th day of July, 1994, by and between MACROVISION CORPORATION, (hereinafter referred to as "MACROVISION"), a corporation organized under the laws of the State of California and having its principal place of business at 700 El Camino Real East, Mountain View, California 94040, U.S.A., and VICTOR COMPANY OF JAPAN, LIMITED, (hereinafter referred to as "JVC"), a corporation organized under the laws of Japan and having its principal place of business at 12, 3-Chome, Moriya-Cho, Kanagawa-Ku, Yokohama 221, Japan.


                                      WITNESSETH

ARTICLE 1.    DEFINITIONS

For purposes of this Agreement, the following words and phrases shall have the following meanings:

(1) "W-VHS Anticopy Process" shall mean certain encoding process developed by JVC for the avoidance of duplicating any program contained in a Cassette onto any other recordable medium without using certain decoding equipment.

(2) "Processor" shall mean the equipment including and containing the electrical circuitry required to apply the W-VHS Anticopy Process to the Cassettes.

(3) "Cassettes" shall mean prerecorded video cassettes which are in conformity with W-VHS Standard.

(4) "W-VHS Standard" shall mean JVC's proprietary technical information named "W-VHS video cassette system standard" determined and defined by JVC as of September, 1993.

(5) "Development Program" shall mean the development work to be performed according to this Agreement in developing, designing, manufacturing, testing or evaluating the sample of Processor during the period up to the time prototype-sample for mass production products of Processor has been finally approved by both parties hereto.


ARTICLE 2.    OBJECT AND DEVELOPMENT

2.1 Subject to the provisions hereof, during the term of this Agreement, JVC shall carry out the Development Program for developing, designing, producing and testing prototypes of mass-production products of Processor which will be commercially acceptable.

2.2 JVC shall use its all reasonable efforts to develop and finalize the prototype model of each item of the Processor within the targeted schedule as separately confirmed by both parties hereto.

[** Confidential Treatment has been requested for certain portions of this document.]

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2.3 In order that and to the extent that JVC will be able to perform the contemplated Development Program, JVC shall determine the basic specifications of the Processor and modify or update them in conjunction with MACROVISION.


ARTICLE 3.    COSTS AND EXPENSES

3.1 MACROVISION shall pay JVC an amount of [**] within thirty (30) days after the effective date of this Agreement in consideration of the cost and expense arising from JVC's activities hereunder with respect to the contemplated Development Program.


ARTICLE 4.    CONFIDENTIALITY AND REEXPORTED OF TECHNICAL DATA

4.1 Except as specifically provided in this Agreement, any and all information furnished pursuant to this Agreement shall be used by the receiving party only in connection with the Development Program and shall be disclosure is necessary to achieve the objectives of this Agreement and shall not be disclosed to any third party except MACROVISION's auditors and legal counsel without the prior written consent of the disclosing party. The parties agree to exercise the same degree of care and safeguards with respect to such information as used to maintain the confidentiality of their own information of like character, but in any event no less than a reasonable degree of care.

4.2 Any and all information shall be deemed confidential information and the parties shall have obligation of confidentiality described herein except to the extent such information is:

    (a) developed by the receiving party independent of the disclosing party, as evidenced by reasonable proof, or

    (b) lawfully obtained without restriction by the receiving party from a third party, or

    (c) publicly available other than through the fault or negligence of the receiving party prior to the time of

    (d) is known to the receiving party prior to the time of disclosure, as evidenced by reasonable proof.

4.3 The obligations of nondisclosure and non-use of the confidential information of this Article shall remain in force and effect notwithstanding the expiration or termination of this Agreement.

4.4 The parties hereto agree, pursuant to and in conformance with the requirements of the Export Administration Act, any Foreign Exchange Control Regulations or the like, that neither technical data nor any direct product produced by the use thereof, is either intended to be or will actually be shipped, exported or reexported directly or indirectly to any person, organization or


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[**  Confidential Treatment has been requested for certain portions of this document.]

entity in a Country to which such disclosure, shipment, exportation or re-exportation is prohibited by Act or such Regulations unless prior authorization is obtained from the competent authorities; the Parties further agree to keep themselves fully informed of the current basis of all the provisions of said Regulations including any amendments and changes thereto which are relevant to the foregoing undertaking.


ARTICLE 5.    INVENTION

5.1 Subject to the contemplated Development Program, all inventions, ideas, intellectual property, know-how, developments, designs, concepts, discoveries, improvements or innovations ("Inventions") pursuant to Processors shall become the sole property of JVC.

5.2 Notwithstanding the provision of the preceding paragraph, improvements made by MACROVISION to the copy protection process in the course of its evaluation shall be the property of MACROVISION.


ARTICLE 6.    MASS-PRODUCTION AND LICENSE OF PROCESSORS

6.1 Promptly after mass-production-samples of Processors have been approved by both parties hereto, MACROVISION and JVC shall discuss and determine the terms and conditions of "Production and Purchase Agreement of Processors", and shall enter into the Agreement, under which JVC agrees to manufacture and supply Processors exclusively to MACROVISION and MACROVISION agrees to purchase such Processors exclusively from JVC. MACROVISION shall be the exclusive distributor of the Processors in Japan.

6.2 Should any technical trouble or inconvenience in connection with Development Program be found by MACROVISION within sixty (60) days after first delivery of Processors for sale by JVC to MACROVISION and be informed JVC thereof by MACROVISION, JVC shall make it's best effort to resolve such trouble or inconvenience on it's own responsibility without any additional charge to MACROVISION.

6.3 JVC agrees that JVC shall not assert against MACROVISION any patent and utility model right relating to Processors which are owned or will be acquired by JVC so long as MACROVISION agrees not to use Processors for any purpose other than the sale or license of Processors to ultimate users of the Processors such as duplicators.

6.4 MACROVISION agrees that MACROVISION shall not assert against JVC any patent and utility model right relating to Processors which are owned or will be acquired by MACROVISION.


ARTICLE 7.    PUBLICITY

    Neither party hereto may open any information relating to the contemplated Development Program hereunder to any third party during the term of this Agreement without the prior written


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consent of other party.  In the event that public announcement to stockholders or others relating to this Agreement or the contemplated Development Program hereunder is required by any law or regulation, the party making any such announcement shall give the other party an opportunity to review in advance the manner or form of the announcement.


ARTICLE 8.    DEVELOPMENT WITH A THIRD PARTY

    Neither party hereto may cooperate with any third party during the term of this Agreement, in any field concerning the contemplated Development Program under this Agreement without the prior written consent of the other party, except any development already being cooperated in with any third party prior to the effective date of this Agreement.


ARTICLE 9.    DISCLAIMER

9.1 Except as specifically provided in this Agreement, nothing contained in this Agreement shall be construed as:

    (a) granting or conferring any rights, by license or otherwise either expressly or by implication, estoppel or any other manner, under patent rights other than those granted hereunder; or

    (b) granting or conferring any license or right with respect to any trademark, trade or brand name, the corporate name of either Party, or the corporate name of a subsidiary of either Party, or any other name or mark or any contraction, abbreviation or simulation thereof; or

    (c) an agreement or warranty, either expressed, implied or statutory, to defend or indemnify the other party hereto for infringement of any patent right, trademark or copyright of a third party arising out of any work carried out pursuant to this Agreement, or arising out of the manufacture, use, lease or sale of any Processor; or

    (d) a warranty or representation that the use of any furnished information will be free from patent infringement or any other claim of a third party; or

    (e) a warranty, either expressed, implied or statutory (including any implied warranty of merchantability or fitness for a particular purpose) as to prototypes and any commercial Development Program or any other device or article developed pursuant to this Agreement; or

    (f) an agreement by one party hereto to protect, indemnify or hold harmless the other party hereto from any liability resulting from such other party's use of any information of such one party; or


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    (g)  an obligation to file any patent application, or to prosecute any opposition, interference, conflict proceeding, or other contest of priority, or to secure any patent or patent rights, or to maintain any patent in force, or to provide copies of patent applications to the other party, or to disclose any inventions described or claimed in such patent applications.


ARTICLE 10.   TERM AND TERMINATION

10.1 This Agreement shall commence on the date when both parties signed on this Agreement and continue in effect until effective date of "Production and Purchase Agreement of Development Products" set forth in Article 6.1 hereof, unless sooner terminated as permitted herein. The Agreement may be extended by mutual agreement of the Parties.

10.2 In the event that either party shall default in any of its obligations hereunder, and should such default continue for thirty (30) days after the same shall have been called to the attention of such party in writing by the other party, or should file a petition in bankruptcy or make a general assignment for the benefit of creditors or otherwise acknowledge insolvency, or be adjudged bankrupt, or should go or be placed into a process or complete liquidation other than for an amalgamation or reconstruction, or if a receiver be appointed for its business and such receiver is not discharged within sixty (60) days after appointment, then the other party, at its option, may terminate such party's rights under this Agreement by giving ten (10) days notice in writing.

10.3 Subject to the provisions of Paragraphs 10.1, 10.2 and 10.4, any obligations which accrue prior to termination or expiration, including the obligations of confidentiality and the prohibition on reexport in Article 4 shall survive such termination or expiration for their full term.

10.4 No failure or delay on the part of a Party to exercise any of its rights under this Article for one or more defaults shall be construed to prejudice its rights in connection with such or any subsequent default.


ARTICLE 11.   NOTICES

    Any and all communications or notices required or permitted under this Agreement shall be in writing, shall identify this Agreement, and shall be hand delivered or sent by air mail, postage prepaid and addressed to the last known address of the party for which the communication is intended. As of the effective date, any communications or notices to be given to MACROVISION shall be addressed to:

                   MACROVISION CORPORATION
                   700 El Camino Real East, Suite 200
                   Mountain View, California 94040
                   Attention:     Chief Financial Officer


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    As of the effective date, any communications or notices to be given to JVC shall be addressed to:

                   VICTOR COMPANY OF JAPAN, LIMITED
                   12, 3-Chome, Moriya-Cho
                   Kanagawa-Ku, Yokohama 221, Japan
                   Attention:     General Manager
                             W-VHS System Promotion Department
                             Video Sector


ARTICLE 12.     ASSIGNMENT

    This Agreement shall not be assigned or transferred by either party without the written consent of the other, except as to a successor in ownership of all or substantially all the assets of the assigning or transferring party, and which successor shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by the assigning or transferring Party as if it were named herein in the place of the assigning Party.


ARTICLE 13.   GOVERNING LAW

    This Agreement shall be governed and interpreted in accordance with the laws of Japan.


ARTICLE 14.   MISCELLANEOUS

14.1 Expiration or termination of this Agreement shall not release either party hereto from any liability or obligation which as of the date of expiration or termination has already accused to a party hereto, or affect in any way the survival of any right, duty or obligation of either Party hereto which is expressly stated elsewhere in this Agreement to survive expiration or termination hereto.

14.2 Neither party hereto shall be liable for delay in performance or failure to perform in whole or in part, the terms of this Agreement due to labor dispute, strike, labor shortage, war or act of war (whether an actual declaration is made or not), insurrection, riot or civil commotion, act of public enemy, accident, fire, flood or other act of God, act of any governmental authority, judicial action, short or reduced supply of fuel or raw material, technical failure where such party has exercised ordinary care in the prevention thereof, or other causes beyond the control of such Party, whether or not similar to the matters herein enumerated; provided however, that if such delay continues for a period of six (6) months, then the non-delaying party shall have the right to terminate this Agreement, and such termination shall be treated as a termination due to default in accordance with the Article 10.


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14.3 The provisions of this Agreement supersede all previous communications, negotiations, representations or agreements, either oral or written, with respect to and to the extent of the Development Program of Development Product, and no modification of, or addition to, the terms hereof shall be binding on either party hereto unless reduced to writing and duly executed by the Parties hereto.

14.4 This Agreement is intended to be valid and effective throughout the world and, to the extent permissible under applicable law, shall be construed in a manner to avoid violation of or invalidity under any applicable law. Should any provision hereof nevertheless be or become invalid, illegal or unenforceable under any applicable law, the other provisions hereof shall not be affected, and to the extent permissible under applicable law, any such invalid, illegal or unenforceable provision shall be deemed amended lawfully to conform to the intent of the Parties.

14.5 In the event of any dispute or difference which may arise between the parties, in connection with this Agreement, the parties shall promptly attempt to resolve such dispute or difference by mutual discussion.

    IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representative as of the date shown below.



MACROVISION CORPORATION                VICTOR COMPANY OF JAPAN,
                                       LIMITED

By: /s/ Joseph F. Swyt                 By:  /s/ Hiroki Shimizu
    ------------------------------          -----------------------------------

Title:   President                     Title:    Director, General Manager of
      ----------------------------            ---------------------------------
                                                 Video Sector
                                              ---------------------------------

Date:    July 15, 1994                 Date:
     -----------------------------           ----------------------------------


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